                                                                    Exhibit 3.7

                     OPERATING AND MEMBER CONTROL AGREEMENT
                        OF ALLIANCE MILK PRODUCTS, LLC.

This Operating and Member Control Agreement is made effective the 1st day of August, 1996, by and among, Manna Pro Milk Products Inc., a Wisconsin corporation ("MPMP"), and Purina Mills, Inc., a Missouri corporation ("Purina"), collectively the "Members".

For the consideration of the mutual covenants hereinafter set forth, the Members hereby agree as follows:

                                  SECTION ONE

                                  DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section One (except as may be otherwise expressly provided in this Agreement or unless the context otherwise requires) shall, for all purposes of this Agreement, have the following respective meanings:

     "Act" means the Minnesota limited liability company act contained in Minnesota Statutes, Section 322B.

     "Agreement" means this Operating and Member Control Agreement as hereafter amended from time to time, including any schedules to the Agreement.

     "Board" or "Board of Governors" means the board of governors of the Company.

     "Capital Account" means the account of a Member which is maintained in accordance with the provisions of Section 4.07 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended and any successor thereto. Any reference herein to specific sections of the Code shall be deemed to include a reference to any corresponding provisions of future law.

     "Company" means Alliance Milk Products, LLC, a Minnesota limited liability company.

     "Distribution" means the distributions to the Members of cash or other assets of the Company made from time to time pursuant to the provisions of this Agreement.

     "Financial Rights" means a Member's rights to share in Net Income and Net Losses and Distributions with respect to a membership interest in accordance with the terms of this Agreement.

     "Governance Rights" means all of a Member's rights as a Member in the Company other than Financial Rights and the right to assign Financial Rights.

     "Governor" means a natural person serving on the Board of Governors.


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     "Manager" means a person elected, appointed, or otherwise designated as a manager by the Board of Governors, and any other person considered elected as a manager pursuant to the Act.

     "Member" means a person reflected in the required records of the Company as the owner of some Governance Rights of a Membership Interest of the Company.

     "Membership Interest" means a Member's interest in the Company consisting of the Member's Financial Rights and Governance Rights with respect to the Company.

     "Net Income" and "Net Losses" mean the profits and losses of the Company, as the case may be, as determined for federal income tax purposes as of the close of each of the fiscal years of the Company.

     "Percentage Interest" as to any Member means the "Percentage Interest" reflected on Schedule A for such Member.

     "Plant" shall mean the product manufacturing facilities located in Chilton, Wisconsin, related equipment and product and inventory supplies, as contributed by MPMP to the Company pursuant to Schedule B, Contribution Agreement.

     "Voting Interest" as to any Member means the "Voting Interest" reflected on Schedule A for such Member.

                                  SECTION TWO

                      FORMATION, NAME AND GENERAL PURPOSE

Section 2.01 Formation. The Members hereby form a limited liability company (the "Company") pursuant to the Minnesota Limited Liability Company Act and the terms of this Agreement effective upon the filing of the Articles of Organization for the Company with the Minnesota Secretary of State. The Members shall execute and acknowledge any and all certificates and instruments and do all filing, recording and other acts as may be appropriate to comply with the requirements of the Act relating to the formation, operation and maintenance of the Company in accordance with the terms of this Agreement.

Section 2.02 Intended Treatment. The Members intend that the Company shall be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes. No Member shall take any action inconsistent with the express intent of the parties hereto. It is expressly provided, however, that the Members do not intend that the Company be treated as a "partnership" for purposes of Section 303 of the Bankruptcy Code.

Section 2.03 Name. The name of the Company shall be Alliance Milk Products, LLC.

Section 2.04 Registered Office; Principal Executive Office. The Company's registered office shall be located at 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077. The principal executive office of the Company shall be at 435 East Main Street, Chilton, Wisconsin.



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Section 2.05 General Purpose and General Powers. The purpose of the Company shall be to manufacture animal milk replacer and animal health products and the like at the Plant for sale to Members and to engage in such other activities that the Board of Governors or Members determine to be necessary or desirable to effect the foregoing purpose. The Company may engage in any other lawful business, but only upon the prior unanimous approval of its Board of Governors or in accordance with Section 3.01 hereof.

Section 2.06 Term. The term of the Company shall commence upon the filing of the Articles of Organization and shall expire 30 years from the date thereof, unless dissolved earlier according to law or in accordance herewith.

Section 2.07 Members. The name and address of each of the Members are as follows:

Name                               Address
----                               -------
Manna Pro Milk Products Inc.       435 East Main Street
                                   Chilton, Wisconsin 53014

Purina Mills, Inc.                 P.O. Box 66812
                                   St. Louis, MO 63166-6812

                                 SECTION THREE

                       GOVERNANCE; CONDUCT OF OPERATIONS

Section 3.01 Governance. Except as set forth herein, the Company shall be governed by a Board of Governors. Any action must be approved by the prior unanimous consent of all of the governors. If the Board of Governors is unable to reach an unanimous decision with respect to any proposed action, then the issue shall be determined by a vote of the Members. The Members may take any action by the prior majority consent of the Voting Interests.

Section 3.02 Sales to Members Only; Minimum Requirements Contract. All sales of products by the Company shall be to Members only. Each member agrees to execute a Milk Replacer Manufacturing Agreement which established certain minimum product requirements, each of which are attached hereto and made a part hereof as Schedule C (for Purina) and Schedule D (for Manna Pro).

Section 3.03 Sales at Cost Plus Manufacturing Margin. All sales of products by the Company to Members shall be at reasonably incurred manufacturing costs plus a set manufacturing margin of $200 per ton of product.

Section 3.04 Management Services Agreement with MPMP. The Company agrees to enter into that certain Contract for Management Services with MPMP set forth on Schedule E, which is attached hereto and incorporated herein by reference.



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Section 3.05 Services Agreements; No Employees. Unless otherwise agreed in accordance with Section 3.01, the Company shall hire no employees but, rather, shall enter into appropriate services agreements with entities and/or individuals as approved by the Board of Governors.

Section 3.06 No Additional Interests in Real Property. Unless otherwise agreed in accordance with Section 3.01, the Company shall not acquire or otherwise obtain any additional interests in real property.

Section 3.07 No Transfer of Plant. Unless otherwise agreed in accordance with
Section 3.01, the Company shall not transfer, sell or otherwise dispose of the Plant or any substantial portion or part thereof except in dissolution as a distribution to MPMP.

Section 3.08 Periodic Audit. From time to time, and as may be directed by the Members, the books and records of the Company shall be audited by KPMG Peat Marwick.

                                  SECTION FOUR

                              MEMBERSHIP INTERESTS

Section 4.01 Membership Interests and Board Authority as to Additional Membership Interests. The names of the Members and their respective contributions and the agreed value thereof are reflected on Schedule A, which is attached hereto and incorporated herein by reference. No additional contributions shall be accepted and Membership Interests granted by the Board without the consent of one hundred percent (100%) of the outstanding Voting Interests. Upon such consent and the issuance of additional Membership Interests, Schedule A shall be appropriately amended.

Section 4.02 Terms of Membership Interests. The original Membership Interests reflected in Schedule A are ordinary membership interests of one class, without series, and shall have the rights provided by law, subject to any statement in this Agreement of the specific rights or terms of such Membership Interests.

Section 4.03 Allocation of Net Income and Net Losses. Net Income and Net Losses shall be allocated annually among the Members based on their Percentage Interests as reflected on Schedule A.

Section 4.04 Operating Distributions. Any distributions authorized by the Board other than Liquidating Distributions pursuant to Section 4.05 shall be distributed among the Members based on their Percentage Interests as reflected on Schedule A.

Section 4.05 Liquidating Distributions. If the Company is dissolved and (i) dissolution is not avoided, and (ii) its business is being liquidated in accordance with Section 322B.873, Subd. 1, the Company shall cease to carry on its business, except to the extent necessary for the winding up of the business of the Company. The parties agree that the Plant and associated Assets, (as "Assets" is defined in Schedule B) shall be distributed to MPMP in accordance with Section 4.07 below. The Company shall convey the Real Property (as defined in Schedule B) to MPMP by general warranty deed, subject to the Permitted Exceptions (as defined in Schedule B). The Company further agrees to execute and deliver to MPMP any and all additional documents and shall take all actions reasonably necessary in connection with the performance of its obligations hereunder, and to carry out the intent of this




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Section. The parties understand that MPMP shall have the right to specifically enforce the obligation of the Company to distribute the Assets to it. If necessary as a result of such distribution, MPMP shall contribute a sum to its capital account sufficient to retain its Membership Interest. The Company shall thereafter be wound up and terminated as provided hereunder and by the Act. Thereafter, the remaining property of the Company, including money, remaining after the discharge of the debts, obligations, and liabilities of the Company shall be distributed to the Members as follows:

     (a) to the Members in proportion to, and to the extent of, the positive balances in their Capital Accounts; and

     (b) to the Members in accordance with their Percentage Interests as set forth on Schedule A.

Section 4.06 Voting. Members shall be entitled to vote on all matters in proportion to their Voting Interests as set forth on Schedule A.

Section 4.07 Capital Accounts. A Capital Account shall be established for each Member and shall be maintained in accordance with Treasury Regulations Section 1.7041(b). Any Member who shall receive any Membership Interest in the Company or whose Membership Interest shall be increased by means of the transfer to such Member of any financial interest in the Company from another Member shall have a Capital Account that has been appropriately adjusted to reflect such transfer. No interest shall be paid by the Company on capital contributions or on balances in Members' Capital Accounts.

Section 4.08 Initial Capital Contributions. On or before August 1, 1996, the Members shall make the following contributions to the capital of the Company:

     (a) MPMP shall contribute the Plant and other Assets as described in Schedule B, the Contribution Agreement;

     (b) Purina shall contribute to the capital of the Company cash in an amount equal to that as set forth on Schedule A.

Section 4.09 Additional Capital Contributions. No Member shall have any obligation to make additional capital contributions to the Company or to fund, advance, or loan monies which may be necessary to pay deficits, if any, incurred by the Company during the term hereof. Members may make loans to the Company from time to time, as authorized by the Board. Any payment or transfer accepted by the Company from a Member which is not a capital contribution complying with Section 4.01 shall be deemed a loan and shall neither be treated as a contribution to the capital of the Company for any purpose hereunder, nor entitle such Member (as such) to any increase in such Member's Percentage Interest. Any such loan shall be repaid at such times and with such interest (at rates not to exceed the maximum permitted by law) as the Board and the lending Member shall reasonably agree.

Section 4.10 Statement of Membership Interest. At the request of any Member, the Company shall state in writing the particular membership interest owned by that Member as of the moment the Company makes the statement. The statement must describe the Member's rights to vote, to share in profits and losses, and to share in distributions, as well as any assignment of the Member's rights then in effect.


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Section 4.11 Declaration of Distributions. The Board of Governors shall have the authority to declare distributions upon the membership interests of the Company to the extent permitted by law.

                                  SECTION FIVE

                       TRANSFER OF INTERESTS; WITHDRAWAL

Section 5.01 Transfers. A Member may assign the Member's full Membership Interest only by assigning all of the Member's Governance Rights coupled with a simultaneous assignment to the same assignee of all of the Member's Financial Rights. Any assignment of any Governance Rights or Financial Rights is effective only if (i) all the Members, other than the Member seeking to make the assignment, approve the assignment by unanimous written consent, which consent may be given or withheld, conditioned or delayed as the remaining Members may determine in their sole discretion, and (ii) if the assignee executes this Agreement as amended to reflect such assignee's interest in the Company and any other instrument or instruments that the Board may deem necessary or desirable to effect such assignment.

Section 5.02 Withdrawal. Any Member may withdraw from the Company for whatsoever reason by providing at least ninety (90) days prior written notice to the Board of Governors of its intention to do so. Upon withdrawal, the Company shall dissolve and commence dissolution as described in Section 4.05, and the withdrawing Member shall have no further obligations or liabilities to any of the other Members by virtue of this relationship or by the act of withdrawal, or to the Company itself.

                                  SECTION SIX

                       RIGHTS AND OBLIGATIONS OF MEMBERS

Section 6.01 Limitation of Liability. Each Member's liability for the debts and obligations of the Company shall be limited as set forth in Minnesota Statute
Section 322B.303 and other applicable law.

Section 6.02 Access to Company Records. Upon the written request of any Member, the Chief Manager shall allow any Member to inspect and copy, at the Member's expense, all Company records.

Section 6.03 Relations between Members. Except as expressly provided herein, nothing in this Agreement shall be deemed to restrict in any way the freedom of any of the Members to conduct any other business or activity whatsoever. Except as expressly provided herein, no Member shall have any authority to act for, or to assume any obligations or responsibilities on behalf of, the Company or any other Member. The creation of the Company shall not convey to a Member, by operation of law or otherwise, any interest in, right to, or ownership of any asset or property of the other Member. No Member shall become responsible for any of the debts, obligations or liabilities of the other, and no Member shall be constituted the agent or attorney in fact of the other. Any transaction unrelated to the purposes of the Company engaged in by a Member shall be solely the liability and responsibility of such Member, who shall not be authorized to bind the any other Member as agent or otherwise with respect to such transaction.


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                                 SECTION SEVEN

                                MEMBER MEETINGS

Section 7.01 Place of Meetings. Each meeting of the Members shall be held at the principal executive office of the Company located at Chilton, Wisconsin, or at such other place as may be designated by the Board of Governors; provided, however, that any meeting called by or at the demand of a Member or Members shall be held in the principal executive office of the Company.

Section 7.02 Regular Meetings. Regular meetings of the Members shall be held at least on an annual basis and on a more frequent basis if so determined by the Board of Governors. At each regular meeting the Members entitled to vote may transact any business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

Section 7.03 Special Meetings. A special meeting of the Members may be called for any purpose or purposes at any time by the Chief Manager; by the Treasurer; by the Board of Governors or any two or more governors; or by one or more Members owning not less than ten percent of the voting power of all membership interests of the Company entitled to vote, who shall demand such special meeting by written notice given to the Chief Manager or the Treasurer of the Company specifying the purposes of such meeting.

Section 7.04 Meetings Held Upon Member Demand. Within 30 days after receipt of a demand by the Chief Manager or the Treasurer from any Member or Members entitled to call a meeting of the Members, it shall be the duty of the Board of Governors to cause a special or regular meeting of Members, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand.

Section 7.05 Adjournments. Any meeting of the Members may be adjourned from time to time to another date, time and place. If any meeting of the Members is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

Section 7.06 Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the Members, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every owner of membership interests entitled to vote at such meeting except as specified in
Section 7.05 or as otherwise permitted by law. The business transacted at a special meeting of Members is limited to the purposes stated in the notice of the meeting.

Section 7.07 Waiver of Notice. A Member may waive notice of the date, time, place and purpose or purposes of a meeting of Members. A waiver of notice by a Member entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.


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Section 7.08 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Members of the Company may be taken without a meeting by written action signed by all of the Members entitled to vote on that action.

                                 SECTION EIGHT

                                   GOVERNORS

Section 8.01 Number; Qualifications. The business and affairs of the Company shall be managed by or under the direction of a Board of Governors. Governors shall be natural persons. Unless revised pursuant to the unanimous consent of all Members, each Member shall be authorized to appoint and maintain two (2) governors. In the event of death, resignation, or removal of any such governor, the Member which appointed such governor shall be entitled to designate the successor.

Section 8.02 First Governors. The first Governors of the Company shall be the following, who are hereby elected to hold office until their successors are appointed pursuant to this Agreement:

     John Swanson, MPMP
     Jim Hamm, MPMP
     Duncan Highmark, Purina
     Richard Peopple, Purina

Section 8.03 Term. Each governor shall serve for an indefinite term and shall hold office until a successor is appointed by the respective Member or until the earlier death, resignation, removal or disqualification of the governor.

Section 8.04 Place of Meetings. Each meeting of the Board of Governors shall be held at the principal executive office of the Company or at such other place as may be designated from time to time by a majority of the governors. A meeting may be held by conference among the governors using any means of communication through which the governors may simultaneously hear each other during the conference.

Section 8.05 Regular Meetings. Regular meetings of the Board of Governors for the election of managers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the Members.

Section 8.06 Special Meetings. A special meeting of the Board of Governors may be called for any purpose or purposes at any time by any governor by giving not less than two days' notice to all governors of the date, time and place of the meeting, provided that when notice is mailed, at least four days' notice shall be given.

Section 8.07 Waiver of Notice; Previously Scheduled Meetings. A governor of the Company may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a governor entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a governor at a meeting is a waiver of notice of that meeting, unless the governor objects at the beginning of the meeting to the transaction of business





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because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

Section 8.08 Acts of Board. Except as otherwise required by law or specified in the Articles of Organization or this Agreement, the Board shall take action by the affirmative unanimous vote of the governors.

Section 8.09 Participation by Electronic Communications. A governor may participate in a Board meeting by any means of communication through which the governor, other governors so participating and all governors physically present at the meeting may simultaneously hear each other during the meeting. A governor so participating shall be deemed present in person at the meeting.

Section 8.10 Action Without a Meeting. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the governors. The written action is effective when signed by all of the governors, unless a different effective time is provided in the written action.

Section 8.11 Committees. A resolution approved by the unanimous vote of the Board may establish committees having the authority of the Board in the management of the business of the Company only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board.

                                  SECTION NINE

                                    MANAGERS

Section 9.01 Number and Designation. The Company shall have one or more natural persons exercising the functions of the position of Chief Manager and Treasurer. The Board of Governors may elect or appoint such other managers or agents as it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be determined by the Board, each of whom shall have the powers, rights, duties and responsibilities set forth in this Agreement unless otherwise determined by the Board. Any of the positions or functions of those positions may be held by the same person.

Section 9.02 Chief Manager. Unless provided otherwise by a resolution adopted by the Board of Governors, the Chief Manager (a) shall have general active management of the business of the Company; (b) shall, when present, preside at all meetings of the Members and Board; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the Board and Members; and (e) shall perform such other duties as may from time to time be prescribed by the Board.


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Section 9.03 Treasurer. Unless provided otherwise by a resolution adopted by the
Board of Governors, the Treasurer (a) shall keep accurate financial records for the Company; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Company in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Company as ordered by the Board, making proper vouchers therefor; (d) shall disburse Company funds and issue checks and drafts in the name of the Company, as ordered by the Board; (e) shall render to the Chief Manager and the Board, whenever requested, an account of all of such manager's transactions as Treasurer and of the financial condition of the Company; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Manager from time to time.

Section 9.04 Secretary. The Secretary, unless otherwise determined by the Board of Governors, shall attend all meetings of the Members and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by this Agreement, the Secretary shall give or cause to be given notice of all meetings of the Members and all meetings of the Board.

Section 9.05 Authority and Duties. In addition to the foregoing authority and duties, all managers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Governors. Unless prohibited by a resolution approved by the Board, a manager elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of a position to other persons.

Section 9.06 Term. Subdivision 1. All managers of the Company shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

Subdivision 2. A manager may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

Subdivision 3. A manager may be removed at any time, with or without cause, by a resolution unanimously approved by the Board of Governors.

Subdivision 4. A vacancy in a position because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the position of Chief Manager or Treasurer, shall be filled for the unexpired portion of the term by the unanimous consent of the Board of Governors.

Section 9.07 Salaries. The salaries of all managers of the Company shall be fixed by the Board of Governors.

Section 9.08 Records. At the expense of the Company, the Manager shall maintain at a minimum the following records at the Company's principal executive office;

     (a) A current list of the full name and last known business, residence or mailing address of each Member, Substituted Member, and Manager, both past and present;


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     (b)  A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

     (c) Copies of the Company's currently effective written Operating and Member Control Agreement and all amendments thereto, copies of any similar prior written agreements no longer in effect, and copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property, or services;

     (d) Copies of the Company's federal, state and local income tax returns and reports for the three most recent years;

     (e) Copies of financial statements of the Company, if any, for the three most recent years;

     (f)  Minutes of every annual or special meeting of the Members;

     (g) Any written consents obtained from Members for actions taken by Members without a meeting;

     (h)  Minutes of every annual or special meeting of the Board of Governors;

     (i) Any written consents obtained from Governors of the Board of Governors for actions taken by governors of the Board of Governors without a meeting;

     (j)  A statement of all contributions accepted; and

     (k)  A statement of all contribution agreements.

                                  SECTION TEN

                                INDEMNIFICATION

Section 10.01 Indemnification. The Company shall indemnify its managers and governors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 322B.699, as amended from time to time, or as required or permitted by other provisions of law.

Section 10.02 Insurance. The Company may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the company would otherwise be required to indemnify the person against the liability.


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                                 SECTION ELEVEN

                                  TAX MATTERS

Section 11.01 Tax Characterization and Returns. The Member acknowledge that the Company will be treated as a "partnership" for tax purposes. Within 90 days after the end of each fiscal year, the Chief Manager will cause to be delivered to each person who was a Member at any time during such fiscal year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member's federal or state income tax (or information) returns, including a statement showing each Member's share of income, gain, or loss and credits for such fiscal year for federal or state income tax purposes.

Section 11.02 Tax Matter Partner. MPMP shall act on behalf of the Company as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code.

Section 11.03 Fiscal Year. The fiscal year of the Company shall end on the last day of December of each calendar year unless the Members unanimously agree to elect another fiscal year.

                                 SECTION TWELVE

                                   AMENDMENTS

Section 12.01 Amendment of Agreement. No change, modification or amendment of this Agreement shall be valid or binding unless such change, modification or amendment shall be in writing signed by the holders of one hundred percent (100%) of the outstanding Voting Interests.

                                SECTION THIRTEEN

                                 MISCELLANEOUS

Section 13.01 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Minnesota.

Section 13.02 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Members, and their permitted successors and assigns.

Section 13.03 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.


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
Section 13.04 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

Section 13.05 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

Section 13.06 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

Section 13.07 Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in the Company's Required Records. Any Member or the Company may, at any time by giving 5 days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year first set forth above.


MANNA PRO MILK PRODUCTS, INC.                 PURINA MILLS, INC.

By:       /s/ JIM HAMM                        By:      /s/ DAVID L. ABBOTT
   ------------------------------                ------------------------------

Print Name:   Jim Hamm                        Print Name:  David L. Abbott
           ----------------------                        ----------------------

Its:       Treasurer                          Its:       President & CEO
    -----------------------------                 ----------------------------


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
                           ALLIANCE MILK PRODUCTS LLC

                          SCHEDULE A TO OPERATING AND
                            MEMBER CONTROL AGREEMENT


                              AS OF AUGUST 1, 1996


                                              Agreed Value
Name of                                            of              Percentage          Voting
Member                    Contribution        Contribution          Interest          Interest
-------                   ------------        ------------         ----------         --------

MPMP                     Chilton Facility                             90%               90%

Purina Mills, Inc.       Cash                                         10%               10%





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